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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 20 2004




                     FRANKLIN CREDIT MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)


                                   75-2243266
                      (I.R.S. employer identification no.)

                                     0-17771
                            Commission file number)

                               Six Harrison Street
                               New York, New York
                         (Address of principal executive
                                    offices)

                                      10013
                                   (Zip code)

       Registrant's telephone number, including area code: (212) 925-8745



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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01   Financial Statements and Exhibits

On October 20, 2004, Franklin Credit Management Corporation (the "Company"), a Delware Corporation, issued a press release entitled, "Franklin Credit Announces Purchase of $99 Million Subprime Mortgage Portfolio. " A copy of the Company's press release is attached as Exhibit 99.1.


Exhibit No.  Description
  99.1 Press Release, dated October 20, 2004, entitled "Franklin Credit announces purchase of $99 Million subprime mortgage portfolio."

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FRANKLIN CREDIT MANAGEMENT CORPORATION

                                               By: /s/ Thomas J. Axon
                                                       Thomas J. Axon
                                                       Chairman

October 20, 2004

Exhibit 99.1

For Immediate Release

Contact:  Alan Joseph, CFO
Franklin Credit Management Corp.
(212) 925-8745 ext. 169
ajoseph@franklincredit.com


  FRANKLIN CREDIT ANNOUNCES PURCHASE OF $99 MILLION SUBPRIME MORTGAGE PORTFOLIO

NEW YORK, New York (October 20, 2004) - Franklin  Credit  Management  Corp. (OTC
BB: FCSC), a specialty financial services company that acquires, manages and sells subprime residential mortgage assets, today announced the purchase of a mixed pool of performing, subperforming, and nonperforming mortgage loans (and related servicing rights) with a face value totaling approximately $99.3 million. The loans, which are secured by single-family residences, were purchased from Master Financial Corporation, N.A.

Master Financial Corporation is a national mortgage banking company that is headquartered in Orange,CA.

The purchase of the mortgage pool was funded by an extension of the Company's Senior Debt facility with Sky Financial Bank ("Sky Financial") pursuant to the Company's Master Credit and Security Agreement with Sky Financial. The new Senior Debt bears interest at a rate initially equal to 5.5% adjusted monthly as provided in the Master Credit Agreement.

"We are very pleased to announce the closing of this bulk purchase of subprime mortgage loans," stated Jeffrey Johnson, Chief Executive Officer of Franklin Credit Management Corp. "On a pro forma basis, the purchase expands our Net Notes Receivable portfolio by more than 12.6%, to approximately $732 million as of June 30, 2004. We expect the acquisition of this mortgage pool to be accretive to net income and earnings per share in the twelve months following the closing of the transaction."

About Franklin Credit Management Corp.

Franklin Credit Management Corporation ("FCMC", and together with its wholly-owned subsidiaries, the "Company") is a specialty consumer finance and asset management company primarily engaged in the acquisition, origination, servicing and resolution of performing, sub-performing and non-performing residential mortgage loans and residential real estate. The Company acquires these mortgages from a variety of mortgage bankers, banks, and other specialty finance companies. These loans are generally purchased in pools at discounts from their aggregate contractual balances, from sellers in the financial services industry. Real estate is acquired in foreclosure or otherwise and is also generally acquired at a discount relative to the appraised value of the asset. The Company conducts its business from its executive and main office in New York City and through its website www.franklincredit.com. Its common stock trades on the OTC Bulletin Board under the symbol "FCSC".


Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company. These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, and changes in the level of growth in the finance and housing markets; (ii) the status of relations between the Company and its sole Senior Debt Lender and the Senior Debt Lender"s willingness to extend additional credit to the Company;
(iii) the  availability  for purchases of additional  loans;  (iv) the status of relations between the Company and its sources for loan purchases; (v) unanticipated difficulties in collections under loans in the Company's portfolio; and (vi)other risks detailed from time to time in the Company's SEC reports. Additional factors that would cause actual results to differ materially from those projected or suggested or suggested in any forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the caption "Real Estate Risk" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as other wise required by securities and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                    For further information, please contact:

 Alan Joseph, CFO of Franklin Credit Management Corp. at 212-925-8745 (Ext. 169)